                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)            December 23, 1998


                               THE IT GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    1-9037                  33-0001212
(State or Other Jurisdiction      (Commission File           (IRS Employer
      of Incorporation)               Number)             Identification No.)


    2790 Mosside Boulevard                                     15146-2792
       Monroeville, PA                                         (Zip Code)
    (Address of Principal
      Executive Offices)

     Registrant's telephone number, including area code:    (412) 372-7701



                      INTERNATIONAL TECHNOLOGY CORPORATION
         (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.    Other Events.

     On December 28, 1998, The IT Group, Inc., a Delaware corporation, announced that it had completed all steps necessary to change its name from International Technology Corporation to The IT Group, Inc.

     A copy of The ITC Group, Inc.'s press release dated December 28, 1998, is filed as an exhibit to this Current Report on Form 8-K.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     1.  Consolidated Statement of Operations for the year ended October 31,
1997.

     2.  Consolidated Balance Sheet at October 31, 1997.

     3.  Consolidated Statement of Cash Flows for the year ended October 31,
1997.

     *4.  Notes to Consolidated Financial Statements.

     **5. Condensed Consolidated Balance Sheets at July 31, 1998 (Unaudited) and October 31, 1997.

     **6. Condensed Consolidated Statements of Operations for the Quarters ended July 31, 1998 (Unaudited) and July 31, 1997 (Unaudited).

     **7. Condensed Consolidated Statements of Operations for the Nine months ended July 31, 1998 (Unaudited) and July 31, 1997 (Unaudited).

     **8. Condensed Consolidated Statements of Cash Flows for the Nine months ended July 31, 1998 (Unaudited) and July 31, 1997 (Unaudited).

     **9.  Notes to Condensed Consolidated Financial Statements (Unaudited).

____________________________

* The portions of the Notes to Consolidated Financial Statements related to the periods covered by the financial statements identified in numbers 1 through 3 above are incorporated herein by reference from the Annual Report on Form 10-K for the fiscal year ended October 31, 1997 filed by Fluor Daniel GTI, Inc. Portions of the Notes to Consolidated Financial Statements relating to periods not covered by numbers 1 through 3 above are not incorporated herein by reference.

** Incorporated herein by reference from the Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1998 filed by Fluor Daniel GTI, Inc.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       Fiscal Year Ended
                                                                                       October 31, 1997
                                                                             -------------------------------------
                                                                                     (In thousands, except
                                                                                    per share information)
Revenues...................................................................               $190,536
Cost of revenues...........................................................                150,826
                                                                                          --------
Gross profit...............................................................                 39,710
Selling, general and administrative expenses...............................                 39,766
Indirect expenses..........................................................                     --
License and other income...................................................                    576
                                                                                          --------
Income (loss) before investment and interest income........................                    520
Investment and interest income, net........................................                    770
                                                                                          --------
Income before provision for income taxes...................................                  1,290
Provision for income taxes.................................................                    535
                                                                                          --------
Net income.................................................................               $    755
                                                                                          ========
Earnings per common shares(2)..............................................                  $0.09
Shares used to compute earnings per common share...........................                  8,267

________________

(1) Represents the historical results of Fluor Daniel Environmental Services, Inc. ("FDESI"), the predecessor entity of Fluor Daniel GTI, Inc. ("Fluor Daniel GTI") for accounting purposes.

(2) Share price information for the periods prior to the merger has been omitted since FDESI, the predecessor entity of Fluor Daniel GTI for accounting purposes, had no publicly traded equity securities

                          CONSOLIDATED BALANCE SHEETS


                                                                                        October 31, 1997
                                                                             --------------------------------------
                                                                                     (In thousands, except
                                                                                         share amounts)
                                  Assets
Current assets:
 Cash and cash equivalents.................................................               $  3,588
 Marketable securities.....................................................                  7,396
 Accounts receivable, less allowance of $2,049 at October 31, 1997.........
                                                                                            38,548
 Unbilled revenues.........................................................                 25,567
 Deferred income taxes.....................................................                  1,328
 Other current assets and prepaid expenses.................................                  3,125
                                                                                          --------
   Total current assets....................................................                 79,552

 Deferred income taxes.....................................................                  3,508
 Property, plant and equipment, net........................................                  6,624
 Goodwill, net of accumulated amortization of $1,456 at October 31, 1997...                 11,654
 Other assets..............................................................                  1,798
                                                                                          --------
 Total assets..............................................................               $103,136
                                                                                          ========
                   Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable..........................................................               $  8,266
 Accrued salaries and benefits.............................................                  5,553
 Advance billings on contracts.............................................                    380
 Other accrued liabilities.................................................                  5,465
 Income taxes payable......................................................                    109
                                                                                          --------
   Total current liabilities...............................................                 19,773

Commitments and contingencies:
Stockholders' equity:
 Preferred stock, $.01 par value, 1,000,000 shares authorized, none issued
  at October 31, 1997......................................................                     --

 Common Stock, $.001 par value, 25,000,000 shares authorized, 8,323,790
  issued and outstanding at October 31, 1997...............................                      8

 Capital in excess of par value............................................                 82,163
 Retained earnings.........................................................                  1,580
 Cumulative currency translation adjustment................................                   (388)
                                                                                          --------
   Total stockholders' equity..............................................                 83,363
                                                                                          --------
   Total liabilities and stockholders' equity..............................               $103,136
                                                                                          ========

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       Fiscal Year Ended
                                                                                        October 31, 1997
                                                                             --------------------------------------
                                                                                         (In thousands)
Cash flows from operating activities:
 Net income................................................................                 $   755
 Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
   Depreciation and amortization...........................................                   3,915
   Deferred income taxes...................................................                    (932)
   Loss on fixed assets....................................................                      --
   Allowance for doubtful accounts, net....................................                     309
   Changes in operating assets and liabilities, net of effects of acquisitions:
      Accounts receivable and unbilled revenues............................                     931
      Other current assets and prepaid expenses............................                    (600)
      Other assets.........................................................                   1,615
      Accounts payable.....................................................                     232
      Accrued salaries and benefits........................................                   1,530
      Advance billings on contract.........................................                     (72)
      Other accrued liabilities............................................                    (440)
      Income taxes payable.................................................                       8
   Advances from (to) parent...............................................                      --
                                                                                            -------
Net cash provided (used) for operating activities..........................                   7,251
Cash flows from investing activities:
 Expenditures for property, plant and equipment............................                  (2,493)
 Sale of fixed assets......................................................                     335
 Purchase of marketable securities.........................................                  (9,950)
 Sale of marketable securities.............................................                   6,655
 Investments in and advances to joint ventures.............................                     558
 Other.....................................................................                  (1,687)
 Cash acquired in merger with Groundwater Technology, Inc..................                      --
 Cash paid to shareholders.................................................                      --
                                                                                            -------
Net cash used in investing activities......................................                  (6,582)
 Cash flows from financing activities:
   Proceeds from sale of stock under employee stock plans..................                     799
   Cash received from Fluor Daniel, Inc....................................                      --
                                                                                            -------
 Net cash provided by financing activities.................................                     799
 Effect of exchange rate changes on cash and cash equivalents..............                    (432)
 Net increase in cash and cash equivalents.................................                   1,036
 Cash and cash equivalents at beginning of year............................                   2,552
                                                                                            -------
 Cash and cash equivalents at end of year..................................                 $ 3,588
                                                                                            =======
 Supplemental disclosures of cash flow information:
   Received net assets from merger with Groundwater Technology, Inc........                      --
   Income taxes paid.......................................................                 $ 1,085
   Issuance of common stock in connection with previous business
    combinations...........................................................                 $   361


________________

(1) Represents the historical results of FDESI, the predecessor entity of Fluor Daniel GTI for accounting purposes.

(b)  Pro Forma Financial Information.

       1.  Unaudited Pro Forma Consolidated Financial Statements.

       2.  Unaudited Pro Forma Consolidated Balance Sheet as of
           September 25, 1998.

       3.  Notes to Unaudited Pro Forma Consolidated Balance Sheet.

       4.  Unaudited Pro Forma Consolidated Statement of Operations for the
           (a) Six Months ended September 25, 1998; and
           (b) Year ended March 27, 1998.

       5.  Notes to Unaudited Pro Forma Consolidated Statements of Operations.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The Unaudited Pro Forma Consolidated Statements of Operations of The IT Group, Inc. (ITC) for the year ended March 27, 1998 and the six months ended September 25, 1998 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Consolidated Balance Sheet of ITC as of September 25, 1998 (the "Pro Forma Balance Sheet") and together with the Pro Forma Statements of Operations (the "Pro Forma Financial Statements"), have been prepared to illustrate the effect of the Merger Agreement. Pursuant to the Merger Agreement, ITC made the Offer to acquire 8,411,766 shares of Fluor Daniel GTI, Inc. (FDGTI) Common Stock for $8.25 per share, which was consummated on December 2, 1998. ITC's transaction costs estimated to approximate $2 million have been included or disclosed where appropriate within the Pro Forma Financial Statements or notes thereto. The transaction is being financed through ITC existing credit facilities. The Pro Forma Financial Statements do not reflect anticipated cost savings from the FDGTI acquisition, or any synergies that are anticipated to result from the FDGTI acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Merger as if it had occurred on March 28, 1997. The Pro Forma Balance Sheet gives pro forma effect to the Merger as if it occurred on September 25, 1998. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of ITC that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that ITC believes are reasonable.

         The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of ITC and FDGTI and the related notes thereto, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" of ITC and FDGTI, all of which are incorporated by reference from their respective Forms 10-K and on an interim basis from the Forms 10-Q of ITC and FDGTI filed with the Securities and Exchange Commission.

         A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. The difference if any is not anticipated to be material.

         These pro forma adjustments represent ITC's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that ITC believes to be reasonable.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              September 25, 1998

                                                  ITC                 FDGTI               FDGTI
                                             September 25,          July 31,            Pro Forma           Pro Forma
                                                  1998                1998             Adjustments         Consolidated
                                            -----------------    ----------------    ----------------     ---------------
                                                                            (In Thousands)
                 Assets
                 ------
Current assets:
   Cash and cash equivalents............        $ 31,350             $  3,845           $ (8,102) (b)       $  27,093
   Marketable securities................              --               13,295            (13,295) (b)              --
   Receivables, net.....................         280,998               63,213                 --              344,211
   Prepaid and other current assets.....          18,748                3,508                 --               22,256
   Deferred income taxes................          12,144                1,283                 --               13,427
                                            -----------------    ----------------    ----------------     ---------------
Total current assets....................         343,240               85,144            (21,397)             406,987

Net property, plant, and equipment......          45,814                5,225             (2,441) (a)          48,598
Intangible assets, net..................         331,283               11,164              5,392 (a)          347,839
Deferred income taxes...................          86,716                3,508              5,724 (a)           95,948
Other assets............................          16,708                1,544                 --               18,252
Long-term assets of discontinued
 operations.............................          40,048                   --                 --               40,048
                                            -----------------    ----------------    ----------------     ---------------
Total assets............................        $863,809             $106,585           $(12,722)            $957,672
                                            =================    ================    ================     ===============

              Liabilities and
           Stockholders' Equity
           --------------------
Current liabilities:
   Accounts payable.....................        $126,007             $  9,456             $   --             $135,463
   Accrued liabilities..................          72,406               12,474             10,681 (a)           95,561
   Billings in excess of revenues.......           5,415                  361                 --                5,776
   Short-term debt, including current
     portion of long-term debt..........          13,416                   --                 --               13,416
   Transition accrual...................              --                   --              7,900 (a)            7,900
   Accrued transaction liability........              --                   --              1,457 (a)            1,457
   Employee obligations.................              --                   --              1,534 (a)            1,534
   Net current liabilities of discontinued
     operations.........................           9,706                   --                 --                9,706
                                            -----------------    ----------------    ----------------     ---------------
Total current liabilities...............         226,950               22,291             21,572              270,813

Long-term debt..........................         326,423                   --             50,000 (b)          376,423
8% convertible subordinated debentures..          44,548                   --                 --               44,548
Long-term accrued liabilities of
   discontinued operations, net.........             500                   --                 --                  500
Other long-term accrued liabilities.....          31,601                   --                 --               31,601
Minority interest.......................             557                   --                 --                  557
Commitments and contingencies...........              --                   --                 --                   --
Stockholders' equity:
   Preferred stock......................           6,628                   --                 --                6,628
   Common stock.........................             226                    8                 (8) (c)             226
   Treasury stock at cost...............             (74)                  --                 --                  (74)
   Additional paid-in capital...........         348,447               82,716            (82,716) (c)         348,447
   Retained earnings (deficit)..........        (121,997)               1,570             (1,570) (c)        (121,997)
                                            -----------------    ----------------    ----------------     ---------------
Total stockholders' equity..............         233,230               84,294            (84,294)             233,230
                                            -----------------    ----------------    ----------------     ---------------
Total liabilities and stockholders' equity      $863,809             $106,585           $(12,722)            $957,672
                                            =================    ================    ================     ===============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              September 25, 1998

         (a)--The estimated purchase price and preliminary adjustments to historical book value of FDGTI as a result of the Offer together with the related financing are as follows (dollars in thousands):

           Purchase price:
           Estimated cash consideration (see (b) below).........................................        $ 69,397
           Asset acquisition costs..............................................................           2,000
           Book value of net assets acquired FDGTI..............................................         (84,294)
                                                                                                     ----------------
                                                                                                        $(12,897)
                                                                                                     ================
         Preliminary allocation of purchase price in excess of net assets acquired:
           Write down to fair value duplicate information technology systems and equipment......        $ (2,441)
           Increase in deferred tax assets related to acquired assets and liabilities having
              a new basis.......................................................................           5,724
           Accrued liabilities, including legal costs...........................................         (10,681)
           Accrued transaction liability........................................................          (1,457)
           FDGTI employee benefit accruals which will be charged to expense prior to
              acquisition.......................................................................          (1,534) *
           Transition accrual, including severance ($3.5 million) and lease termination costs
              ($4.4 million) recognized in accordance with EITF 95-3............................          (7,900)
           Estimated goodwill adjustment........................................................           5,392
                                                                                                     ----------------
                                                                                                        $(12,897)
                                                                                                     ================

         The Pro Forma Balance Sheet includes an estimated transition accrual of $7.9 million for severance and lease termination. The transition plan will be finalized, approved, and communicated as soon as practical. There are no known significant unresolved liabilities anticipated by management in the transition plan.

         Primarily as a result of FDGTI and ITC operating within the same industry for many of the same customers, management does not believe that identifiable intangibles, other than residual goodwill, were acquired in the transaction.

*Amount to be recognized in FDGTI's historic income statement prior to Merger.

         (b)--Reflects the financing for the Offer on December 3, 1998 as follows (dollars in thousands):

         Sources of financing:
           Revolving credit facility............................................................         $50,000
           Consolidated cash of ITC and FDGTI...................................................           8,102
           Marketable securities of FDGTI.......................................................          13,295
                                                                                                     ----------------
         Total sources of financing.............................................................         $71,397
                                                                                                     ================

         Uses of financing amounts:
           Cash consideration for Offer (8,411,766 @ $8.25).....................................         $69,397
           Estimated fees and expenses..........................................................           2,000
                                                                                                     ----------------
         Total uses of financing amounts........................................................         $71,397
                                                                                                     ================

         For purposes of the Pro Forma Financial Statements, 8,411,766 shares of FDGTI Common Stock was acquired by ITC. The 8,411,766 shares represent all the outstanding Common Stock of FDGTI on December 3, 1998.

         Fees and expenses represent asset acquisition costs of approximately $2.0 million consisting primarily of investment banking, legal and accounting fees.

         (c)--The elimination of FDGTI's equity amounts consists of the following (dollars in thousands):

         Common Stock:
           Common stock.........................................................................         $     8
         Paid-in capital:
           Paid-in capital......................................................................         $82,716
         Retained earnings:
           Retained earnings....................................................................         $ 1,570

         (d)--To recognize the following employee benefit costs and stock option repurchase transactions reflected in FDGTI's historical income statement prior to closing (dollars in thousands):

         Stock options--cash paid for outstanding stock options..................................         $  429
         Bonuses and severance..................................................................           1,105
                                                                                                     ----------------
                                                                                                          $1,534 *
                                                                                                     ================

* Amount to be recognized in the FDGTI's historical income statement prior to the Merger.

         As of October 31, 1998 and December 3, 1998, there were 1,286,883 FDGTI Options outstanding. See footnote 9 to the financial statements at October 31, 1997 included in FDGTI's Form 10-K for additional information regarding FDGTI Options. The pro forma adjustment for stock options of $429,000 was paid for all 1,286,883 FDGTI Options outstanding.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      Six Months ended September 25, 1998

                                                  ITC                 FDGTI               FDGTI
                                               Six-Month            Six-Month              and
                                              Period ended        Period ended        Consolidated
                                             September 25,          July 31,            Pro Forma           Pro Forma
                                                1998 (a)            1998 (a)           Adjustments         Consolidated
                                             -------------        ------------        -------------        ------------
                                                               (In Thousands, Except Per Share Data)
Revenues................................        $485,375             $101,362                $--             $586,737
Cost and expenses:
   Cost of revenues.....................         427,764               83,555                 --              511,319
   Selling, general, and administrative
     expenses...........................          27,228               16,376               (177) (e)          43,427
   Special charges......................          24,971                   --                 --               24,971
                                             -------------        ------------        -------------        ------------
Operating income (loss).................           5,412                1,431                                   7,020

Interest income (expense), net..........         (16,871)                 381             (2,588) (f)         (19,078)
Other, net..............................              67                 (279)                --                 (212)
                                             -------------        ------------        -------------        ------------
Income (loss) from continuing operations
   before income taxes..................         (11,392)               1,533                                 (12,270)

Provision for income taxes..............          (2,431)              (1,017)               453 (g)           (3,901)
                                             -------------        ------------        -------------        ------------
Net income (loss).......................         (13,823)                 516                                 (16,171)
Less preferred dividends................          (3,138)                  --                                  (3,138)
                                             -------------        ------------        -------------        ------------
Net income (loss) applicable to common
   stock................................       $ (16,961)            $    516                               $ (19,309)
                                             =============        ============                             ============

Basic and diluted loss per share........                                                                     $   (.85) (h)
                                                                                                           ============
Weighted average shares outstanding
   (000s) basic and diluted.............          17,256                                                       22,636



           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                           Year ended March 27, 1998

                                                            OHM             Beneco                         FDGTI
                                ITC         FDGTI       Eleven Months     Two Months       OHM and          and
                            Year ended    Year ended        ended           ended           Beneco      Consolidated     Pro Forma
                            March 27,     January 31,    February 25,      May 31,        Pro Forma      Pro Forma        Consoli-
                             1998 (a)      1998 (a)        1998 (a)        1997 (a)      Adjustments    Adjustments        dated
                            ----------    -----------   -------------     ----------     -----------    ------------     ----------
                                                           (In Thousands, Except Per Share Data)
Revenues.................   $442,216        $189,889      $477,642           $9,368             $--           $--        $1,119,115
Cost and expenses:
   Cost of revenues......    391,126         151,293       416,597            9,228             --            --           968,244
   Selling, general, and
     administrative
     expenses............     31,774          37,779        42,745              763          4,404 (b)      (354) (e)      117,111
   Special charges.......     14,248              --        40,777               --             --            --            55,025
                            ----------    -----------   -------------     ----------                                     ----------
Operating income (loss)..      5,068             817       (22,477)            (623)                                       (21,265)

Interest income
   (expense), net........     (7,969)            825        (4,256)              55        (15,645)(c)    (5,177) (f)      (32,167)
Equity in  net earnings
   of affiliate..........         --              --        (2,182)              --          2,182 (d)        --                --
Write-down of investment
   in NSC................         --              --       (14,949)              --         14,949 (d)        --                --
Other income (expense),
   net...................        716              83          (441)              --             --            --               358
                            ----------    -----------   -------------     ----------                                     ----------
Income (loss) from
   continuing operations
   before income taxes...     (2,185)          1,725       (44,305)            (568)                                       (53,074)

(Provision) benefit
   for income taxes......     (4,175)           (715)       14,323               --             --         5,705 (g)        15,138
                           -------------  ------------  ---------------  -------------                                   -----------
Income (loss) from
   continuing operations.     (6,360)          1,010       (29,982)            (568)                                       (37,936)

Less preferred dividends.     (6,167)             --            --               --                                         (6,167)
                           -------------  ------------  ---------------  -------------                                   -----------
Income (loss) from
   continuing operations
   applicable to
   common stock            $ (12,527)       $  1,010     $ (29,982)          $ (568)                                     $ (44,103)
                           =============  ============  ===============  =============                                   ===========

Basic and diluted
   loss per share........                                                                                                 $(1.95)(h)
Weighted average shares
   outstanding (000s)....      9,737                                                                                        22,649

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                              September 25, 1998


General
-------

         (a)--The Pro Forma Statements of Operations assume that the Merger occurred on March 28, 1997, the first day of ITC's fiscal 1998. FDGTI has a fiscal year end of October 31st. Therefore, for purposes of the Pro Forma Statement of Operations for the year ended March 27, 1998, FDGTI's historical statement of operations for the twelve months ended January 31, 1998 (within 93 days of ITC fiscal year end) was consolidated with ITC's historical statement of operations for the fiscal year ended March 27, 1998. For purposes of the Pro Forma Statement of Operations for the six-month period ended September 25, 1998, FDGTI's historical statement of operations for the six-month period ended July 31, 1998 was consolidated with ITC's historical statement of operations for the six-month period ended September 25, 1998.

         In January 1998, the Company entered into a merger agreement to acquire OHM Corporation (OHM). The transaction was effected through a two-step process consisting of (a) the acquisition of 54% of the total outstanding shares through a cash tender offer, which was consummated on February 25, 1998, at $11.50 per share for 13,933,000 shares of OHM common stock, for a total consideration of approximately $160,200,000 plus, approximately $4,600,000 in asset acquisition costs and (b) the acquisition on June 11, 1998 of the remaining 46% of the total outstanding shares through the exchange of 12,900,000 shares of Company common stock and cash payment of approximately $30,800,000. This transaction was accounted for as a step acquisition. The effects of the first step was to include 100% of OHM revenues and expenses in the historic statement of operations of ITC from February 25, 1998 to March 27, 1998 with a minority interest of 46%. The effects of the second step of the merger were not included in the March 27, 1998 historic financial statements because the issuance of the additional ITC shares was subject to shareholder approval which was not received until June 11, 1998. The pro forma results of OHM for the year ended March 27, 1998 have been included in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended March 27, 1998, assuming both steps of the transaction occurred on March 28, 1997.

         Effective June 1, 1997, OHM acquired all of the outstanding stock of Beneco Enterprises, Inc. (Beneco), for an aggregate purchase price of
$14,700,000. The pro forma results of Beneco for the period April 1, 1997 through May 31, 1997 have been included in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended March 27, 1998, respectively.

OHM and Beneco Pro Forma
------------------------

         (b)--The acquisition of OHM was accounted for as a purchase. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of OHM based upon their estimated fair values. The following represents ITC's purchase adjustments on the Pro Forma Statements of Operations (dollars in thousands):

                                                                                                     Year ended
                                                                                                      March 27,
                                                                                                        1998
                                                                                                   ----------------
                                                                                                          SG&A
                                                                                                   ----------------
Depreciation....................................................................................        $ (828)
Amortization of intangibles and goodwill........................................................         6,283
Net capitalization (amortization) of deferred proposal costs....................................        (1,051)
                                                                                                   ----------------
Total increase (decrease).......................................................................       $ 4,404
                                                                                                   ================

         The adjustments for pro forma depreciation relate to the reduction in depreciation as a result of the write-down to fair value of facilities, duplicate management information systems and equipment. The adjustments related to duplicate management information systems and equipment represent the elimination of the actual historical depreciation expense recorded by OHM during the respective periods as the fair value of these costs is estimated to be zero. The adjustments to estimated pro forma amortization relate to the increase in amortization expense resulting from the increase of goodwill. Goodwill is being amortized over 40 years.

         OHM has historically capitalized the cost associated with preparing large proposals when the recoverability was evaluated as probable. The costs associated with successful awards are then amortized over the life of the related contract. ITC has not assigned any fair value to these deferred amounts in the allocation of the purchase price. This adjustment eliminates the effect of assigning no value to these proposal costs.

------------------------------------

         (c)--Reflects adjustments for additional interest expense assuming the OHM Merger Credit Facilities were drawn upon on March 28, 1997. The increase in interest expense and the addition to amortization of deferred financing costs reflect the change in term loans and their related rates based on LIBOR plus 2.5% per annum (dollars in thousands):

                                                                                    Additional         Year ended
                                                                                      Drawn             March 27,
                                                                   Rate               Amount              1998
                                                              ---------------     ---------------    ----------------
Merger Credit Facilities:
   Term loan (LIBOR + 2.5%).................................         8.5%            $191,000            $15,100
   Amortization of capitalized financing fees...............                                                 545
                                                                                                     ----------------
Total adjustment............................................                                             $15,645
                                                                                                     ================

Financing fees capitalized are being amortized over the period of the credit facility.

         (d)--Removes NSC equity earnings and other amounts because its shares were distributed to the stockholders of OHM concurrent with the OHM offer.

FDGTI Pro Forma
---------------

         (e)--The acquisition of FDGTI will also be accounted for by the purchase method of accounting. For purposes of presentation, estimated fair values are based upon preliminary valuations which are not yet finalized. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. Such difference is not anticipated to be material. The following represents ITC's preliminary estimate of the effect of the FDGTI purchase adjustments on the Pro Forma Statements of Operations (dollars in thousands):

                                                                                                     Six Months
                                                                                Year ended              ended
                                                                                 March 27,          September 25,
                                                                                   1998                 1998
                                                                              ----------------    ------------------
                                                                                     SG&A                SG&A
                                                                              ----------------    ------------------
Depreciation................................................................        $(488)             $ (244)
Amortization of intangibles and goodwill....................................          134                  67
                                                                              ----------------    ------------------
Total increase (decrease)...................................................       $ (354)             $ (177)
                                                                              ================    ==================

---------------------------

         The adjustments for estimated pro forma depreciation relate to the reduction in depreciation as a result of the write-down to fair value of duplicate management information systems and equipment. The adjustments related to duplicate management information systems and equipment represent the elimination of the actual historical depreciation expense recorded by FDGTI during the respective periods as the fair value of these costs is estimated to be zero. The adjustments to estimated pro forma amortization relate to the increase in amortization expense resulting from the increase in goodwill of $5,392 which is being amortized over 40 years.

         (f)--Reflect adjustments for additional interest expense and a decrease interest income assuming the Revolving Credit Facility and cash and marketable securities were used for the acquisition as of March 28, 1997 (dollars in thousands):

                                                                                                      Six Months
                                                                     Additional      Year ended         ended
                                                                       Drawn         March 27,      September 25,
                                                        Rate           Amount           1998             1998
                                                    -------------- --------------- --------------- -----------------
Revolver credit facility (LIBOR + 2%).............          8%       $50,000            $4,000          $ 2,000
Foregone interest income..........................                                       1,177              588
                                                                                   --------------  -----------------
                                                                                        $5,177           $2,588
                                                                                   =============== =================

         As a result of the utilization of $8,102 and $13,295 in cash and marketable securities to fund the acquisition, lost investment earnings are estimated using the average rate of interest earned in 1998 of 5.5%.

Consolidated Pro Forma
----------------------

         (g)--Adjustment to reflect income taxes as the amount which would have been recognized on a consolidated basis assuming the merged entity would generate future taxable income sufficient to realize the deferred tax benefit recognized. The difference between the statutory rate and the effective rates is primarily related to nontax-deductible goodwill amortization and increases to the deferred tax valuation allowance as follows (dollars in thousands):

                                                                                                      Six Months
                                                                                 Year ended              ended
                                                                                  March 27,          September 25,
                                                                                    1998                 1998
                                                                               --------------------------------------
Pro forma loss before taxes..................................................     $(53,074)           $(12,270)
Permanent difference related to goodwill amortization........................        9,598               4,799
                                                                               ----------------    ------------------
Estimated pro forma taxable loss.............................................      (43,476)             (7,471)
Estimated statutory tax rate.................................................           40%                 40%
                                                                               ----------------    ------------------
                                                                                   (17,390)             (2,988)
Deferred tax asset valuation allowance adjustment ...........................        2,252               6,889
                                                                               ----------------    ------------------
Pro forma tax (benefit) expense .............................................     $(15,138)           $  3,901
                                                                               ================    ==================

----------------------------------

         The increase in the deferred tax asset valuation allowance is mainly the result of capital losses incurred for financial statement purpose in the historical financial statements. These losses are not recoverable until capital gains of equivalent amounts are realized. See ITC's March 27, 1998 and September 25, 1998 Forms 10-K and 10-Q for additional information regarding the adjustment to the deferred tax asset valuation.

         (h)--Basic and diluted loss per share has been calculated utilizing the basic and diluted weighted average of ITC shares outstanding during the periods adjusted for approximately 12,900,000 shares of Company common stock issued June 11, 1998 for the OHM acquisition assuming the 12,900,000 shares were outstanding as of the beginning of the periods presented.

         (i)--Before interest income, the estimated pro forma effect, on the consolidated debt, with a variable interest rate ($389,839,000 principal amount at September 25, 1998) of a 1/8% change in the assumed interest rates on pro forma results of operations is approximately $485,000 and $242,500 for the year ended March 27, 1998 and the six-month period ended September 25, 1998, respectively.


(c) Exhibits.


Exhibit No.                         Description
-----------                         -----------

3(i).1 Certificate of Amendment of Certificate of Incorporation of International Technology Corporation, dated as of December 21, 1998, as filed with the Delaware Secretary of State on December 23, 1998.

99.1                Press Release, dated December 28, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly changed this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   THE IT GROUP, INC.


Date:   January 22, 1999           By: /s/ James G. Kirk
                                       -----------------------------------------
                                   James G. Kirk
                                   Vice President, General Counsel and Secretary

                                 EXHIBIT INDEX


Exhibit
No.        Description                                                  Tab No.
---        -----------                                                  -------

3(i).1     Certificate of Amendment of Certificate of Incorporation        1
           of International Technology Corporation, dated as of December 21, 1998, as filed with the Delaware Secretary of State on December 23, 1998.

99.1       Press Release, dated December 28, 1998.                         2